KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-280953 and 333-280954 on Form S-3, 333-284099 on Form S-4, and 333-269602 on Form S-8) of our report dated March 31, 2025, with respect to the consolidated financial statements of NexPoint Diversified Real Estate Trust.
/s/ KPMG LLP
Dallas, Texas
March 31, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.